EXHIBIT (a)(2)


                                 [Form of Proxy]

     Proxy for Special Meeting of Stockholders to be held on          , 2000

                                 MASCOTECH, INC.

               Proxy Solicited on Behalf of the Board of Directors

         The undersigned, hereby revoking any Proxy heretofore given, appoints RICHARD A. MANOOGIAN and EUGENE A. GARGARO, JR. and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of MascoTech, Inc. common stock, par value $1.00 per share, registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the special meeting of stockholders of MascoTech, Inc. to be held at the offices of MascoTech, Inc. at 21001 Van Born
Road, Taylor, Michigan, 48180, on                ,                  , 2000, at
9:00 a.m. and at any adjournment thereof.

     The undersigned hereby acknowledges receipt of the accompanying notice of special meeting of stockholders and proxy statement.

           (Continued and to be dated and signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2. Discretionary authority is hereby conferred as to all other matters that may come before the special meeting.

1. To approve and adopt an agreement of merger and the related merger of MascoTech Harbor Inc., a wholly owned subsidiary of MascoTech, with and into MascoTech. In this merger MascoTech's certificate of incorporation will be changed so that the provision requiring that the holders of at least 95% of the common stock of MascoTech approve business combinations, including mergers, involving persons owning 30% or more of MascoTech's voting stock is repealed.

              FOR  [ ]                AGAINST  [ ]               ABSTAIN  [ ]

2. To approve and adopt a recapitalization agreement and the related merger of Riverside Company LLC, an affiliate of Heartland, with and into MascoTech. In this merger, the stockholders of MascoTech common stock (other than holders who properly demand appraisal rights or holders who have separately agreed to retain a portion of their MascoTech common stock) will be entitled to receive, for each share of common stock (other than shares subject to restricted stock awards), merger consideration of $16.90 in cash plus additional cash amounts from the net proceeds of the disposition of stock of Saturn Electronics & Engineering Inc. held by MascoTech as specified in the recapitalization agreement. This merger will be completed only if the merger with MascoTech Harbor is completed first.

              FOR  [ ]                AGAINST  [ ]               ABSTAIN  [ ]


PLEASE CHECK THIS BOX IF YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON. [ ]

                                        Please sign exactly as name appears at
                                        left. Executors, administrators,
                                        trustees, attorneys-in-fact et al.
                                        should so indicate when signing. If the
                                        signature is for a corporation, please
                                        sign the full corporate name by an
                                        authorized officer. If the signature is
                                        for a partnership, please sign the full
                                        partnership name by an authorized
                                        person. If you are acting as
                                        attorney-in- fact please so indicate. If shares are registered in more than one name, all holders must sign.

                                        Date: _______________________ , 2000


                                        _______________________________________


                                        _______________________________________
                                        SIGNATURE(S)



                                        _______________________________________
                                        Capacity (Title or Authority, e.g.,
                                        President, Partner, Executor, Trustee,
                                        Attorney-in-Fact)


                                        VOTES MUST BE INDICATED (X) IN BLACK OR
                                        BLUE INK.


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


                    VOTING INSTRUCTIONS FOR ALL STOCKHOLDERS

There are three convenient ways to vote your proxy.

o    VOTE BY TELEPHONE: Use any touch-tone telephone to vote your proxy. Call
     1-             , 7 days a week, 24 hours a day. Have your proxy card in
     hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions, OR

o    VOTE BY INTERNET: Use the internet to vote your proxy. Log on to the
     website http://         . Have your proxy card in hand when you access the
     website. You will be prompted to enter your control number, located in the box below, to create an electronic proxy, OR

o VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly and have been authorized by the stockholder. Section 212(c)(2) of the Delaware General Corporation Law authorizes the use of electronic transmission, such as transmissions over the internet, to grant a proxy.

                              ________________________________________________
                              | Control Number For Telephone/Internet Voting |
                              |                                              |
                              ________________________________________________


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